                          CERTIFICATE OF INCORPORATION

                                       OF

                              ROYAL CROWN COLA CO.

                                    * * * * *

                  1. The name of the corporation is ROYAL CROWN COLA CO.

                  2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000).

                  5A. The name and mailing address of each incorporator is as follows:


    NAME                   MAILING ADDRESS
    ----                   ---------------
F. J. Obara, Jr.           100 West Tenth Street
                           Wilmington, Delaware 19801

M. A. Ferrucci             100 West Tenth Street
                           Wilmington, Delaware 19801

R. F. Andrews              100 West Tenth Street
                           Wilmington, Delaware 19801

                  5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:


    NAME                      MAILING ADDRESS
    ----                      ---------------
Donald A. McMahon            41 Perimeter Center East, N.E.
                             Atlanta, Georgia 30346

Nolan Murrah, Jr             41 Perimeter Center East, N.E.
                             Atlanta, Georgia 30346

W. T. Young                  P. O. Box 1110
                             Lexington, Kentucky 40501


                  6. The corporation is to have perpetual existence.

                  7A. Without limiting the generality of the foregoing and in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized without the consent of stockholders of any class, by resolution passed by a majority of the whole Board, to make, alter or repeal the by-laws of the Corporation, but any by-laws made by the Board of Directors may be altered, amended or repealed by the stockholders or by like resolution of the Board of Directors.

                  B. The Board of Directors shall have power to authorize and to cause to be executed mortgages, pledges, charges and liens upon all or any part of the real and personal property, rights, interest and franchises of the Corporation, including after-acquired property.

                  C. Directors shall be entitled to reasonable directors' fees and to reasonable compensation for services to the Corporation in other capacities.

                  D. Any officer or other employee elected or appointed by the Board of Directors may be removed (except from the office of Director) at any time by vote of a majority of the whole Board of Directors. Any other officers or employees of the Corporation may be removed by a vote of the Board of Directors or by any Committee or superior officer upon whom such power of removal may be conferred.

                  8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be hold within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                  9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  10. This certificate of incorporation shall be effective on March 7, 1978.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 28th day of February, 1978.

                                        /s/ F.J. Obara Jr.
                                        ------------------------
                                            F. J. Obara, Jr.

                                        /s/ M.A. Ferucci
                                        ------------------------
                                            M.A. Ferrucci

                                        /s/ R.F. Andrews
                                        ------------------------
                                            R. F. Andrews

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF
                              ROYAL CROWN COLA CO.

         Royal Crown Cola Co., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         That this Certificate of Incorporation of the Corporation is amended by amending Article 1 to read in its entirety as follows.

                           "1. Name. The name of the corporation is Royal Crown
                  Company, Inc. (hereinafter called the "Corporation").

         That this amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF said Royal Crown Cola Co. has caused this certificate to be signed by Joseph A. Levato, its Executive Vice President and Chief Financial Officer and attested by Curtis S. Gimson, its Secretary this 28th day of January 1994.

                                           ROYAL CROWN COLA CO.

ATTEST:                                    By: /s/ Joseph A. Levato
                                              ------------------------------
                                                   Joseph A. Levato
/s/ Curtis S. Gimson                               Executive Vice President
------------------------                            and Chief Financial Offer
    Curtis S. Gimson
    Secretary